UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 23, 2012

Roberts Realty Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

As disclosed in our previous SEC filings, on June 30, 2011, Roberts Realty Investors, Inc. entered into a contract to sell its 11-acre Northridge property to Roberts Properties, Inc. (“Purchaser”).  Purchaser is wholly owned by Mr. Charles S. Roberts, the President, Chief Executive Officer, and Chairman of the Board of Roberts Realty Investors, Inc.

On June 25, 2012, the audit committee of our board of directors agreed to a fourth amendment to the contract to extend the closing date to August 1, 2012, provided that Purchaser had the right to extend the closing date to October 30, 2012 if Purchaser received a land disturbance permit from the City of Sandy Springs (the “City”) on or before August 1, 2012.  The Purchaser did in fact receive the land disturbance permit from the City on July 23, 2012, and the closing date of the contract was extended to October 30, 2012 in accordance with its terms.  As part of obtaining the land disturbance permit, and as a result of extensive discussions and negotiations with the City, the previously outstanding sight distance issue has been resolved and vehicular access to the Northridge property has been approved.  Additionally, the City agreed to repave Northridge Parkway, which makes the Northridge property more saleable.

The Purchaser has also received a sanitary sewer permit for the property from Fulton County Environment and Community Development and the water permit from the City of Atlanta Water Department of Watershed Management.

The issuance of the land disturbance permit, sewer and water permits are critical and essential entitlements for the property because these permits provide the land owner with the necessary approvals for its site plan, grading plan, storm water detention facilities, sewer and water utilities, and all other site work that is necessary in order to develop the infrastructure of the property.  Obtaining the necessary entitlements and permits for the property benefits both Roberts Realty and Purchaser.

Our audit committee, which is composed of three independent directors, approved the original sales contract and the four contract amendments in accordance with the committee’s charter and in compliance with the applicable listing rules of the NYSE MKT stock exchange (formerly NYSE Amex Equities).  Our board of directors also approved the original sales contract and the four contract amendments in accordance with our Code of Business Conduct and Ethics, with Mr. Roberts abstaining from all votes.

Note Regarding Forward-looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements relate to our intent, belief, or expectations regarding our sale of the Northridge land parcel to Roberts Properties, Inc. or its designee.  These statements involve risks and uncertainties, including the risk that Roberts Properties, Inc. or its designee may be unable to raise the equity and debt required and thus may be unable to close the purchase.  Other risks and uncertainties include the occurrence, ultimate terms, and timing of the sale.  These forward-looking statements are not guarantees of future performance.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more information about other risks and uncertainties we face, please see the section in our most recent annual report on Form 10-K and quarterly report on Form 10-Q entitled “Risk Factors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: July 25, 2012	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer